UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2004

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6911 Bryan Dairy Road, Suite 210, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 329-1845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2004, Dynamic Health Products, Inc., a Florida corporation, entered into a Stock Purchase Agreement (“Agreement”) by and among Dynamic Health Products, Inc. (“Dynamic”), Robert T. O’Leary and Linda O’Leary (collectively, the “Sellers”), and Bob O’Leary Health Food Distributor Co., Inc., a Pennsylvania corporation (“O’Leary Health”).

Pursuant to the Agreement, at the closing, Dynamic will acquire all of the issued and outstanding shares of common stock of O’Leary Health (the “Shares). The consideration to be paid by Dynamic to the Sellers for the Shares and the Sellers’ execution of a Non-Competition, Non-Solicitation and Confidentiality Agreement is (i) Five Million Five Hundred Thousand Dollars ($5,500,000.00), subject to adjustment pursuant to the Agreement, plus (ii) the Seller Loan Payment, as defined in the Agreement. The purchase price shall be adjusted upward or downward, on a dollar for dollar basis, by the amount by which the net book value of O’Leary Health on the closing date (without giving effect to the payment of the Seller Loan Payment) is greater or less than the net book value of O’Leary Health at June 30, 2004. The Seller Loan Payment is an amount equal to the amounts due from O’Leary Health to the Sellers at closing, not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate.

The closing is subject to customary closing conditions, including Dynamic’s completion of due diligence by September 23, 2004. Dynamic intends to complete a capital raising transaction to fund the purchase price prior to the closing of the acquisition of O’Leary Health.

O’Leary Health is engaged in developing, wholesaling and distributing a wide variety of non-prescription dietary supplements, vitamins, health food and nutritional products, soft goods and other related products. It was determined by management and the Board of Directors of Dynamic that it would be in the best interest of Dynamic to acquire O’Leary Health to further certain of its business objectives, including without limitation, providing additional sales and expanded marketing and distribution channels for Dynamic.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Dynamic Health Products, Inc. on September 10, 2004, announcing its entering into a Stock Purchase Agreement, is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1	Stock Purchase Agreement dated September 10, 2004, by and among Dynamic Health Products, Inc., Robert T. O’Leary, Linda O’Leary, and Bob O’Leary Health Food Distributor Co., Inc.

99.1	Press release issued September 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: September 10, 2004	/s/ Mandeep K. Taneja
Mandeep K. Taneja, Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman, Chief Financial Officer